CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference into the registration statements of FX Energy, Inc., and subsidiaries on Form S-8 (SEC File Nos. 333-12385, 333-11417, 333-17543 and 333-20641) and the registration statements on Form S-3 (SEC File Nos. 333-08557 and 333-16439) of our report dated February 18, 1997, on our audits of the consolidated financial statements of FX Energy, Inc., and subsidiaries as of December 31, 1996 and 1995, and for the years then ended, which report is included in this Annual Report on Form 10-KSB.


/s/ Coopers & Lybrand, L.L.P.

COOPERS & LYBRAND, L.L.P.


Salt Lake City, Utah